Exhibit 99.9
SEPARATION AND RELEASE AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered and made effective the 31st day of March, 2008, by and between JOHN BOYLE (the “Individual”) and COASTAL CAPITAL ACQUISITION CORP., a Georgia corporation (the “Company”) (collectively, the “Parties”).

WHEREAS, the Individual was engaged by the Company as its chief financial officer;

WHEREAS, the Individual’s relationship with the Company has been terminated by mutual agreement and the Company offered this Agreement to Individual;

WHEREAS, the Individual and the Company desire to sever their relationship in a way that will preserve the goodwill which exists between them and to otherwise settle any and all claims;

NOW THEREFORE, for and in consideration of the payment, covenants and release described below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Individual and the Company agree as follows:

1.  Termination.  The parties acknowledge and agree that the Individual’s engagement as chief financial officer of the Company will be voluntarily terminated effective at 11:59 p.m. on March 31, 2008.  The Individual does hereby resign as a chief financial officer of the Company effective at such time.

2.  Waiver of Payments.  Except for the payments to be made pursuant to this Agreement, Individual agrees that the Company owes no additional amounts to Individual for wages, back pay, severance pay, vacation and/or accrued sick leave days, or any other benefits or payments.  This Agreement is intended to and does fully and finally settle and resolve any and all claims of whatever kind and nature between the parties.

3.  Distribution of Shares.  The Company shall cause to be distributed within 60 days from the date of this Agreement, 250,000 shares of the Company’s common stock (the “Shares”) (based upon a closing market price of $0.006 per share on March 28, 2008 and having an aggregate approximate value of $1,500).  The Company shall instruct its transfer agent to issue certificates representing the Shares, registered in the name of the Individual, which shares shall be restricted as to transfer or sale.  If the registered owner provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or the Individual provides the Company with reasonable assurances that such Shares may be sold under Rule 144(k), the Company shall permit the transfer of the Shares and instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Individual.

4.  Confidential Information.  The Individual acknowledges that during his engagement with the Company, Individual had access to and was provided with (1) certain confidential and proprietary information which constitutes trade secrets as defined in the Georgia Trade Secrets Act of 1990 (the “Act”) of the Company, and (2) certain confidential and proprietary information of the Company which may not constitute trade secrets as defined under the Act (collectively, the “Confidential Information”).  Such Confidential Information includes, but is not limited to, business plans or models, financial statements, patient information pertaining to third party payors or employers or other payors, procedures, methods of operation, policies, current business opportunities, and any other agreements or contracts, and all other information, knowledge and know-how, which is not generally known in the Company’s business, and all other trade secrets and such other information as the Company may designate as confidential. The Confidential Information provided by the Company is the sole and exclusive property of the Company.  Individual acknowledges that Individual and his heirs, successors and assigns have no right to or interest in said Confidential Information.

5.  Use of Confidential Information.  Individual acknowledges that the Company has a legitimate business interest in protecting the Confidential Information.  Therefore, the Individual agrees to hold the Company’s Confidential Information in trust and confidence and not to disclose to any third party without the prior written consent of the Company such Confidential Information, whether in tangible or intangible form.  The Individual further agrees that he shall not use the Confidential Information for his personal benefit or for the benefit of any third party.  The Individual agrees that all records and equipment and other materials relating in any way to Confidential Information shall be and remain the sole property of the Company during and after the end of Individual’s engagement with the Company. The Individual agrees to promptly return to the Company all materials and all copies or tangible embodiments of materials involving any Confidential Information in Individual’s possession or control which belongs to the Company as soon as practicable after the date hereof.  The Individual agrees to maintain the confidentiality of the Company’s Confidential Information for a period of three (3) years following the execution of this Agreement that does not rise to the level of a Trade Secret, and shall maintain the confidentiality of Confidential Information that does rise to the level of a Trade Secret in accordance with the provisions of the Act.

6.  Public Information.  Notwithstanding any provision herein to the contrary, the obligations of the Individual under this Agreement shall not apply with respect to any information that becomes properly known generally to the public; that was properly known by the Individual before his engagement with the Company and was not divulged by the Company in anticipation of such engagement, that is developed by the Individual through entirely independent efforts after termination of his engagement; that Individual obtains from an independent source having a bona fide right to use and disclose such information; that is required to be disclosed by law, except to the extent eligible for special treatment under an appropriate protective order; that is approved for unrestricted use by an express written authorization; or that falls within the category of being part of the Individual’s aptitude, skill, dexterity, manual or mental ability, or such other subjective knowledge as Individual obtained during his engagement with the Company.

7.  Company Insurance.  The Company shall maintain its current officers and directors liability policy or a substantially similar policy, for at least a three year period commencing with the Closing Date.  The Company shall permit reasonable access by the Individual to the liability insurance records of the Company to permit the Individual to verify the compliance of this provision and shall provide the Individual with advance written notice of no less than 30 days of its intention to seek a replacement policy.  The Company may obtain a different policy without the advance written consent of the Individual, but only if the terms of such different policy are not materially different from the existing policy (including the issuer of the policy).

8.  Nondisparagement.  From and after the date of this Agreement: (a) the Individual agrees not to make any denigrating, defamatory, or negative statements about the Company, its officers, directors, shareholders, consultants, employees, customers, prospective customers, business operations, products, or services; and (b) the Company, on behalf of itself and its officers and directors, agrees not to make any denigrating, defamatory, or negative statements about the Individual; provided, however, that this provision shall not apply to any statements made by the Individual, the Company, their officers, directors or attorneys in the course of any litigation  This provision is subject to and shall be construed in accordance with all applicable federal, state or local laws, statutes, and regulations.

9.  Injunctive Relief.  The Individual hereby agrees that in the event of a breach or threatened breach of any provision of Sections 4, 5, 6, or 8, irreparable harm and damage will be done to the Company. Accordingly, Individual agrees that the Company shall be entitled to pursue all remedies available to it in law or equity, including seeking an injunction or restraining order restraining and enjoining such breach or threatened breach by Individual, and all other remedies which shall be available to the Company, in law or in equity.

10.  Attorneys’ Fees.  If any suit, action, or proceeding is brought to enforce any term or provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs, and expenses incurred, in addition to any other relief to which such party may be legally entitled.

11.  Releases and Filings.  The Individual shall have the right to review before issuance any press releases, SEC or NASDAQ filings, or any other public statements with respect to the transactions contemplated hereby.  The Company shall consult with the Individual in connection with any such press release and filing prior to its release and the Individual shall be provided with a copy thereof.

12.  Release by Individual.  Except for the obligations of the Company hereunder, and in consideration of the Shares to be distributed to the Individual by the Company pursuant to this Agreement, Individual, on behalf of himself and his heirs, executors, administrators, assigns, agents and successors-in-interest, does hereby UNCONDITIONALLY RELEASE AND DISCHARGE the Company, its direct and indirect subsidiaries, and any other corporation in which the Company or any of its direct and indirect subsidiary corporations holds an interest, and their predecessors, successors, and their respective agents, assigns, legal representatives, employees, officers, trustees and agents (hereinafter collectively referred to as the “Company Releasees”) from any and all claims, liabilities, demands and causes of action, of whatever kind and nature, known or unknown, fixed or contingent, which Individual has, ever has had, or in the future may have against the Company Releasees for any reason, and which are based on acts or omissions occurring up to and including the date of this Agreement, including, but not limited to, his engagement with the Company, the cessation of such engagement or any act, omission, occurrence or other matter related to such engagement or cessation of engagement, and Individual does hereby covenant not to make any demand or file any lawsuit or assert any claim against the Company Releasees in any judicial, administrative or other forum.  This is a full and complete release of any and all claims and potential claims and such claims and the covenant not to sue includes, but is not limited to, all claims arising under any federal, state or local laws or regulations and any common law claims or threats of recovery. Notwithstanding anything to the contrary, however, the Parties expressly acknowledge and agree that Individual is not releasing or giving up his right to enforce the terms of this Agreement or to seek indemnity from the Company with respect to any claims of third parties against the Individual in his capacity as officer of the Company.  Excluded from this Agreement are any claims that cannot be released or waived by law and any third party claims against the Individual.

13.  Release by Company.  Except for the obligations of the Individual hereunder, and in consideration of the Individual obligations pursuant to this Agreement, Company, on behalf of itself, any of its direct and indirect subsidiary corporations in which it holds an interest, and their predecessors, successors, and their respective agents, assigns, legal representatives, employees, officers, trustees and agents its officers, directors, agents and successors-in-interest, does hereby UNCONDITIONALLY RELEASE AND DISCHARGE the Individual and his heirs, executors, administrators, assigns, agents and successors-in-interest (hereinafter collectively referred to as the “Individual Releasees”) from any and all claims, liabilities, demands and causes of action, of whatever kind and nature, known or unknown, fixed or contingent, which the Company has, ever has had, or in the future may have against the Individual Releasees for any reason, and which are based on acts or omissions occurring up to and including the date of this Agreement, including, but not limited to, the Individual’s engagement with the Company, the cessation of such engagement or any act, omission, occurrence or other matter related to such engagement or cessation of engagement, and Company does hereby covenant not to make any demand or file any lawsuit or assert any claim against the Individual Releasees in any judicial, administrative or other forum.  This is a full and complete release of any and all claims and potential claims and such claims and the covenant not to sue includes, but is not limited to, all claims arising under any federal, state or local laws or regulations and any common law claims or threats of recovery. Notwithstanding anything to the contrary, however, the Parties expressly acknowledge and agree that the Company is not releasing or giving up its right to enforce the terms of this Agreement.  Excluded from this Agreement are any claims which cannot be released or waived by law.

14.  Acknowledgements by the Individual.  The Individual expressly acknowledges and agrees that Individual has:

(a)            been advised to consult an attorney before signing this Agreement and has had an opportunity to consult with an attorney of his choice;

(b)            read this Agreement in its entirety, understands its terms and knowingly and voluntarily consents to its terms and conditions; and

(c)            Individual fully understands that this Agreement is final and binding, that it contains a full, final and complete release of potentially valuable claims, and that the only promise or representations Individual has relied upon in executing this Agreement are those specifically contained in this Agreement.

15.  No Admission.  This Agreement is not intended to constitute and should not be construed as constituting an admission of fault, wrongdoing or liability by either party, but rather reflects the desire of the parties to resolve fairly and amicably any past, present, or future claims.

16.  Cooperation.  The Individual agrees, upon request, to cooperate fully with the Company in defending against various claims, lawsuits or matters before any administrative agencies by providing assistance including, but not limited to, preparing for and giving truthful deposition and/or witness testimony.

17.  Choice of Law.  This Agreement shall be interpreted, construed and enforced in all respects pursuant to federal and Georgia law.  In the event any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws, such provision shall in no way affect the legality, validity and enforceability of the remaining provisions, which shall remain in full force and effect as if the illegal, invalid or unenforceable provision did not exist.  This Agreement is binding upon each party’s successors and assigns.

18.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties. Any prior agreements, contracts, agreements, promises, negotiations, or representations, either oral or written, regarding Individual’s engagement and/or otherwise, are of no force or effect.  This Agreement cannot be modified, altered, or amended in any way except in writing and by the agreement of the parties hereto.  This Agreement may not be assigned by Individual.

INDIVIDUAL:

_/s/ John Boyle______________________
John Boyle

THE COMPANY:

_/s/ Jeff Radcliffe____________________
Its: Chief Operating Officer